SIMTEK UPDATES INVESTORS FOR 2004
                       REVENUE AND PRODUCTION DEVELOPMENTS

COLORADO SPRINGS, Colorado - October 1, 2004 - Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, today updated its progress towards transitioning production of its 0.8 micron nvSRAM products, developments for its new 0.25 micron product lines and management's outlook for 2004.

Doug Mitchell, president and CEO, said the Company has recently made important progress in transitioning wafer production to Chartered Semiconductor's FAB2 facility, significantly improving yields over FAB1 and setting the stage for a resumption of normal product shipments beginning this month and accelerating into November.

"The process of moving production of our 0.8 micron legacy products to their new manufacturing facility while simultaneously increasing production volumes of our new 0.25 micron 1 Mbit nvSRAM products has taken more time than anticipated and resulted in production interruptions that will impact revenue in the short term," Mitchell said. "However, these shortages will be corrected during October and November as production volumes increase." Similar production shortages were experienced on the 1 Mbit products as test procedures and increased test capacity were being brought on line.

"We believe our primary transition difficulties are now behind us and we are making significant progress on both our legacy and new products," Mitchell added. "Our latest wafers tested from Chartered's FAB2 facility are yielding fully 10 percentage points better than production averages coming out of FAB1. These wafers will complete packaging and test by late October, starting then to positively impact deliveries and product costs. We've also been building our 1 Mbit nvSRAM and Real-Time-Clock backlogs with customers who have been designing with the products for a number of months. Many of these customers have had their own development and market delays to ramp up production, so Simtek's delays have not slowed these programs and our customer relationships are strong. We now have production capabilities in place to meet these increasing demands, so we expect to grow 1 Mbit shipments with our customers in the fourth quarter. In consideration of these events, we are revising our revenue projections to achieve between $15.5 million and $16.5 million for the year, up from $14.5 million last year, but reduced from prior revenue guidance of $17.5 million to $19 million."

Simtek Corporation delivers fast re-programmable nonvolatile semiconductor memories. Information on Simtek products can be obtained from its web page: http://www.simtek.com/; email: information@simtek.com; by calling (719)




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531-9444; or fax (719) 531-9481. The company is headquartered in Colorado
Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the Company's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future revenues, potential returns to profitability, performance, expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.
For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent Form 10-QSB and Form 8-K filings. This press release does not constitute a solicitation for any proxies. Please read Simtek's definitive proxy statement and related materials that will be filed with the SEC in connection with the annual shareholders meeting, if any.

Contact:
Simtek Corporation
719-531-9444; information@simtek.com









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